UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 16, 2010
Corus Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-06136	41-0823592

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 S. Riverside Plaza, Suite 1800 Chicago, Illinois	60606

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (312) 474-6388
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02: Results of Operations and Financial Condition
As previously reported, on September 11, 2009, Corus Bank, N.A. (“Corus Bank” or the “Bank”), the wholly-owned subsidiary of Corus Bankshares, Inc. (the “Company”), was closed by the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation (“FDIC”) was appointed as receiver of Corus Bank. Accordingly, the results of operations of Corus Bank and its related assets and liabilities have been segregated from the financial statements of the Company and are shown as discontinued operations.
The Company reported preliminary net income from continuing operations for the three months ended December 31, 2009 of $98.8 million, or $1.84 per diluted share, compared with net income from continuing operations of $1.4 million, or $0.03 per diluted share, for the same period of 2008. For the year ended December 31, 2009, the preliminary net income from continuing operations was $81.1 million, or $1.51 per share on a diluted basis, compared to a net loss from continuing operations of $1.2 million, or $0.02 per share on a diluted basis in 2008. During the fourth quarter of 2009, the Company recorded an expected income tax benefit of approximately $104.0 million relating to the carryback of net operating losses (“NOL’s”) to 2004 and 2005. NOL carryback legislation was approved in November 2009 allowing taxpayers to carry back losses for five years instead of two years.
The Company reported a preliminary net loss for the twelve months ended December 31, 2009 of $490.0 million, or $9.12 per diluted share, compared with a net loss of $456.5 million, or $8.41 per diluted share, for the same period of 2008. As previously reported, the 2009 net loss includes a onetime, non-cash accounting gain of $251.9 million generated by writing off the Company’s negative investment in the Bank. Management expects the Company to generate net losses going forward.
Shareholders’ deficit stood at $3.95 per share as of December 31, 2009.
The Company has a $258 million taxes receivable on its balance sheet as of December 31, 2009. This amount represents tax refunds due from the IRS of $109 million for 2008 and $149 million for 2009. These refunds relate to the carryback of NOL’s to 2004 through 2007. On February 2, 2010, the Company filed amended returns for years 2006 and 2007 requesting the $109 million tax refund for 2008. Because the Company’s consolidated tax loss in 2008 was generated principally by the Bank, the Company believes the Bank has a claim against the Company for the 2008 refund. Accordingly, the Company has recorded a payable to the FDIC, in its capacity as receiver of the Bank, for the 2008 refund, in the amount of $109 million. The Company will contest any claim by the FDIC for the 2008 refund because it believes that the tax refund will be generally subject to the claims of all of the Company’s creditors, including the FDIC and is payable first to the Company, as the consolidated filer.
When the Company files its 2009 tax return, it anticipates requesting an aggregate tax refund of approximately $149 million. Because the Company generated significant losses in 2009, the Company will contest any claim by the FDIC with respect to the 2009 refund, even though the Bank also generated significant losses in 2009. Where both the Company and the Bank have independent losses supporting independent claims for the entire refund, Treasury Regulations provide that the utilization of those losses should be apportioned based on each entity’s respective loss. The Company expects the FDIC, in its capacity as receiver for the Bank, to assert a claim for some or all of the 2009 refund. Such a claim could include an action by the FDIC to seek to have the IRS pay the refund directly to the FDIC. The Company believes that the tax refund should be generally subject to the claims of all of the Company’s creditors, including the FDIC. The Company has not recorded a payable to the FDIC for any of the 2009 refund because of the independent loss by the Company giving rise to an independent claim for the entire 2009 refund. At this point in time, it cannot be reasonably determined how this matter will ultimately be resolved.

In connection with the Company’s 2009 tax filing, the Company expects to claim a worthless stock deduction of approximately $640 million relating to its previous ownership of Corus Bank. This loss will be used to generate the aforementioned aggregate tax refund of $149 million. At December 31, 2009, the Company will have an NOL carryforward of approximately $500 million after carrying back the loss for five years.
The foregoing discussion and the financial statements included in Exhibit 99 are of the Company’s preliminary results of operations and balance sheet. The preliminary financial statements are subject to change as a result of procedures that must be completed prior to the time that the financial statements are included in the Company’s annual report on Form 10-K for the year ended December 31, 2009.
As previously reported, on August 31, 2009, the Company, received notification from Ernst & Young, LLP (“E&Y”) of their resignation as the Company’s independent registered public accounting firm. The Company is currently conducting a search for a successor accounting firm.
As a result of E&Y’s resignation, the 2009 unaudited interim financial statements and notes thereto for the quarterly period ended June 30, 2009 included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 were not reviewed in accordance with Statement of Auditing Standards No. 100, as required by Rule 10-01(d) of Regulation S-X promulgated under the Securities Act of 1934. Additionally, because of the resignation of E&Y, the Company has not been able to file its quarterly report on Form 10-Q for the quarter ended September 30, 2009 and consequently, the Company is not current in its periodic reporting obligations under the federal securities laws. The Company does not presently know when, or if, it will be able to file a quarterly report for the quarter ending September 30, 2009 or whether it will be able to file an annual report on Form 10-K for the year ended December 31, 2009 at the time such report is due.
Management is investigating alternatives for the Company’s future, including, but not limited to, reorganization under Chapter 11, liquidation and the dissolution and winding up of the Company. Given the Company’s outstanding obligations and other contingencies, the Company presently does not believe that there will be any assets remaining to be distributed to its common shareholders.
The preliminary balance sheets and statements of income are attached as Exhibit 99.

FORWARD-LOOKING STATEMENTS
This filing contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by, among other things, the use of forward-looking terms such as “likely,” “typically,” “may,” “intends,” “expects,” “believes,” “anticipates,” “estimates,” “projects,” “targets,” “forecasts,” “seeks,” “potential,” “hopeful,” or “attempts” or the negative of such terms or other variations on such terms or comparable terminology. By their nature, these statements are subject to risks, uncertainties and other factors, which could cause actual future results to differ materially from those results expressed or implied by such forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, the following:
•	The risk that the Company will not be able to adequately address its liquidity and other operational issues and continue as a going concern;

•	The risk that the Company may not be able to obtain the 2008 and 2009 tax refunds;

•	The risk that the Company may default under one or more series of its Trust Preferred Securities;

•	The risk that the Company may be unable to retain its senior executives; and

•	The risk that the Company may voluntarily or involuntarily be forced to file for protection under the federal bankruptcy laws.
Do not unduly rely on forward-looking statements. They give the Company’s’ expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made. The Company does not intend to update them to reflect changes that occur after that date.

ITEM 9.01: Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99	Preliminary Balance Sheets and Statements of Income *

*	Exhibits furnished pursuant to Item 2.02, are not deemed filed in accordance with Item 9.01.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CORUS BANKSHARES, INC. (Registrant)
/s/ Michael J. Minnaugh
Michael J. Minnaugh
Chief Financial Officer (Principal Financial Officer and Duly Authorized Officer of the Registrant)

Date: March 16, 2010

EXHIBIT INDEX

Exhibit No.	Description

99	Preliminary Balance Sheets and Statements of Income *

*	Exhibits furnished pursuant to Item 2.02, are not deemed filed in accordance with Item 9.01.